Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Regency Centers Corporation,
the general partner of
Regency Centers, L.P.:
We consent to the incorporation by reference in the registration statement (No. 333-930, No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, and No. 333-125913) on Form S-3 and (No. 333-174535) on Form S-3ASR and (No. 333-24971, No. 333-55062, No. 333-125857, and No. 333-149872) on Form S-8 of Regency Centers Corporation and (No. 333-174535) on Form S-3ASR of Regency Centers, L.P. of our reports dated February 19, 2014, with respect to the consolidated balance sheets of Regency Centers, L.P. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.

/s/ KPMG LLP
February 19, 2014
Jacksonville, Florida
Certified Public Accountants